UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 16, 2015
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

MSB FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors,
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Effective March 16, 2015, Millington Savings Bank (the “Bank”), a wholly-owned subsidiary of the Registrant entered into employment agreements with each of Robert G. Russell, Jr., Senior Vice President and Chief Operating Officer of the Bank and John J. Bailey, Senior Vice President and Chief Lending Officer of the Bank.  In addition, the Bank entered into an amended and restated employment agreement with Nancy E. Schmitz, Senior Vice President, Chief Credit Officer of the Bank and Corporate Secretary of the Registrant replacing her existing employment agreement with the Bank.  A copy of the employment agreement between Mr. Russell and the Bank is filed as Exhibit 10.1 hereto and is incorporated by reference herein.  A copy of the employment agreement between Mr. Bailey and the Bank is filed as Exhibit 10.2 hereto and is incorporated by reference herein.  A copy of the amended and restated employment agreement between Ms. Schmitz and the Bank is filed as Exhibit 10.3 hereto and is incorporated by reference herein.  Collectively, these three agreements are referred to herein as the “Employment Agreements” and Mr. Russell, Mr. Bailey and Ms. Schmitz are referred to as the “Executives.”

With the exception of starting base salary, the Employment Agreements are on substantially the same terms.  Mr. Russell’s employment agreement provides for a base salary of $180,000; Mr. Bailey’s, $150,000; and Ms. Schmitz’s, $138,212.  The Employment Agreements also provide that the Executives are entitled to participate in discretionary bonuses when and if authorized by the board of directors and to participate in retirement, medical and other fringe benefits that may or become applicable to the Bank’s senior management employees.  Each of the Employment Agreements provides for an initial term of two years.  The term of an Employment Agreement may be extended not later than each anniversary date of the agreement for an additional one-year period beyond the then expiration date upon a determination and resolution of the board of directors that the performance of the Executive has met the requirements and standards of the board so that the remaining term of the agreement continues to be two years.  If the Bank terminates an Executive without “just cause” as defined in the Employment Agreement, they will be entitled to a continuation of their salary from the date of termination through the remaining term of their agreement, but in no event for a period of less than 12 months and during the same period, and to receive the cost of obtaining all health, life, disability, and other benefits at levels substantially equal to those being provided on the date of termination of employment.  All of the Employment Agreements provide that if their employment is terminated without just cause or if they terminate for “good reason” as defined in the agreement within twenty-four months following a change in control, they will be paid a lump sum amount equal to approximately two times the Executive’s five year average annual compensation.  Each of the Employment Agreements provides that the payment will be reduced to the extent necessary so that no payment made under the agreement, when aggregated with all other payments to the individual will constitute an “excess parachute payment” under Section

280G of the Internal Revenue Code.

The preceding description of the Employment Agreements is a summary of their material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreements, copies of which are being filed as Exhibits 10.1, 10.2 and 10.3 to this current report on Form 8-K and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit 10.1	Employment Agreement dated March 16, 2015 between Millington Savings Bank and Robert G. Russell, Jr.

Exhibit 10.2	Employment Agreement dated March 16, 2015 between Millington Savings Bank and John J. Bailey

Exhibit 10.3	Amended and Restated Employment Agreement dated March 16, 2015 between Millington Savings Bank and Nancy E. Schmitz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.

	By:	/s/ Michael A. Shriner
Date: March 20, 2015		Michael A. Shriner President and Chief Executive Officer